Exhibit 99.1
APPLIED MATERIALS ANNOUNCES SECOND QUARTER RESULTS

•	Orders of $2.63 billion, up 16 percent year over year.

•	Net sales of $2.35 billion, up 19 percent year over year led by growth in the Silicon Systems Group.

•	Non-GAAP adjusted operating income of $482 million, up 69 percent year over year. GAAP operating income of $387 million.

•	Non-GAAP adjusted diluted EPS of $0.28, up 75 percent year over year. GAAP diluted EPS of $0.21.

SANTA CLARA, Calif., May 15, 2014 — Applied Materials, Inc. (NASDAQ:AMAT), the global leader in precision materials engineering solutions for the semiconductor, display and solar industries, today reported results for its second quarter of fiscal 2014 ended April 27, 2014.
Applied generated orders of $2.63 billion, up 15 percent from the prior quarter led by increases in Display and Silicon Systems. Net sales of $2.35 billion were up 7 percent sequentially led by growth in Silicon Systems. Non-GAAP adjusted gross margin increased 170 basis points from the prior quarter to 44.2 percent. Non-GAAP adjusted operating income grew 27 percent sequentially to $482 million or 20.5 percent of net sales. Non-GAAP adjusted net income grew 25 percent sequentially to $348 million or $0.28 per diluted share. The company recorded GAAP gross margin of 42.5 percent, operating income of $387 million or 16.4 percent of net sales, and net income of $262 million or $0.21 per diluted share.

“Applied gained 1.4 points of wafer fab equipment market share in 2013 as we enabled major technology inflections for our customers with our unique capabilities in precision materials engineering,” said Gary Dickerson, president and CEO. “We are also delivering significant improvements in our financial performance and have expanded our operating margins to their highest level in nearly three years.”
Quarterly Results Summary

GAAP Results	Q2 FY2014	Q1 FY2014	Q2 FY2013
Net sales	$2.35 billion	$2.19 billion	$1.97 billion
Operating income (loss)	$387 million	$330 million	$(68) million
Net income (loss)	$262 million	$253 million	$(129) million
Diluted earnings (loss) per share (EPS)	$0.21	$0.21	$(0.11)
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$482 million	$380 million	$285 million
Non-GAAP adjusted net income	$348 million	$279 million	$199 million
Non-GAAP adjusted diluted EPS	$0.28	$0.23	$0.16
Applied's non-GAAP adjusted results exclude the impact of the following, where applicable: certain acquisition-related costs; restructuring charges and any associated adjustments; impairments of assets, goodwill, or investments; gain or loss on sale of strategic investments; and certain tax items. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.

Applied Materials, Inc.

Second Quarter Reportable Segment Results and Comparisons to the Prior Quarter
Silicon Systems Group (SSG) orders were $1.66 billion, up 6 percent, with increases in DRAM and logic/other more than offsetting declines in foundry and flash. Net sales increased 7 percent to $1.58 billion. Non-GAAP adjusted operating income increased to $433 million or 27.3 percent of net sales. GAAP operating income increased to $391 million or 24.7 percent of net sales. New order composition was: foundry 50 percent; flash 21 percent; DRAM 17 percent; and logic/other 12 percent.
Applied Global Services (AGS) orders were $537 million, down 10 percent, primarily due to service contract renewals being seasonally higher in the first quarter. Net sales of $534 million were up 5 percent. Non-GAAP adjusted operating income increased to $150 million or 28.1 percent of net sales. GAAP operating income increased to $148 million or 27.7 percent of net sales.
Display orders of $340 million rose from $79 million in the prior quarter, primarily reflecting orders for TV production capacity. Net sales declined 8 percent to $147 million. Operating income was $26 million or 17.7 percent of net sales both on a GAAP and non-GAAP adjusted basis.
Energy and Environmental Solutions (EES) orders grew to $88 million and net sales rose to $88 million. EES had a non-GAAP adjusted operating income of $7 million or 8 percent of net sales and GAAP operating income of $5 million or 6 percent of net sales.

Backlog grew 12 percent sequentially to $2.74 billion including positive adjustments of $23 million, primarily related to EES re-bookings. Backlog composition by segment was: SSG 53 percent; AGS 24 percent; Display 17 percent; and EES 6 percent.

Second quarter gross margin included the benefit of non-recurring items equivalent to approximately 50 basis points of company gross margin.

Business Outlook
For the third quarter of fiscal 2014, Applied expects net sales to be in the range of flat to down 5 percent from the previous quarter and up by approximately 13 percent to 19 percent from the year-ago period. Non-GAAP adjusted diluted EPS is expected to be in the range of $0.25 to $0.29 and up by approximately 39 percent to 61 percent year over year.
This outlook excludes known charges related to completed acquisitions and integration costs of $0.03 per share. The outlook does not exclude other non-GAAP adjustments that may arise subsequent to this release.

Use of Non-GAAP Adjusted Financial Measures
Management uses non-GAAP adjusted results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding Applied’s performance, momentum and opportunities; industry trends; and its business outlook for the third quarter of fiscal 2014. These statements and their underlying assumptions are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, end-demand for electronic products and semiconductors, and customers’ new technology and capacity requirements; the timing and nature of technology transitions; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products and expand its markets, (ii) achieve the objectives of operational and strategic initiatives, (iii) obtain and protect intellectual property rights in key technologies, (iv) attract, motivate and retain key employees, (v) successfully complete the announced business combination and realize expected benefits and synergies, and (vi) accurately forecast future results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied's SEC filings, including its most recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. Learn more at www.appliedmaterials.com.

Contact:
Kevin Winston (editorial/media) 408.235.4498
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended			Six Months Ended
(In millions, except per share amounts)	April 27, 2014	January 26, 2014	April 28, 2013	April 27, 2014	April 28, 2013
Net sales	$2,353	$2,190	$1,973	$4,543	$3,546
Cost of products sold	1,352	1,299	1,165	2,651	2,156
Gross margin	1,001	891	808	1,892	1,390
Operating expenses:
Research, development and engineering	355	356	344	711	648
Marketing and selling	107	109	118	216	223
General and administrative	152	89	126	241	251
Impairment of goodwill and intangible assets	—	—	278	—	278
Restructuring charges and asset impairments	—	7	10	7	19
Total operating expenses	614	561	876	1,175	1,419
Income (loss) from operations	387	330	(68)	717	(29)
Interest expense	23	25	24	48	48
Interest and other income, net	1	10	2	11	5
Income (loss) before income taxes	365	315	(90)	680	(72)
Provision for income taxes	103	62	39	165	23
Net income (loss)	$262	$253	$(129)	$515	$(95)
Earnings (loss) per share:
Basic	$0.22	$0.21	$(0.11)	$0.43	$(0.08)
Diluted	$0.21	$0.21	$(0.11)	$0.42	$(0.08)
Weighted average number of shares:
Basic	1,216	1,206	1,203	1,211	1,200
Diluted	1,229	1,225	1,203	1,227	1,200

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	April 27, 2014	January 26, 2014	October 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$2,453	$2,144	$1,711
Short-term investments	146	145	180
Accounts receivable, net	1,615	1,510	1,633
Inventories	1,564	1,533	1,413
Other current assets	623	682	705
Total current assets	6,401	6,014	5,642
Long-term investments	836	833	1,005
Property, plant and equipment, net	855	846	850
Goodwill	3,294	3,294	3,294
Purchased technology and other intangible assets, net	1,018	1,057	1,103
Deferred income taxes and other assets	151	155	149
Total assets	$12,555	$12,199	$12,043
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,663	$1,576	$1,649
Customer deposits and deferred revenue	999	901	794
Total current liabilities	2,662	2,477	2,443
Long-term debt	1,947	1,946	1,946
Other liabilities	471	535	566
Total liabilities	5,080	4,958	4,955
Total stockholders’ equity	7,475	7,241	7,088
Total liabilities and stockholders’ equity	$12,555	$12,199	$12,043

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended			Six Months Ended
	April 27, 2014	January 26, 2014	April 28, 2013	April 27, 2014	April 28, 2013
Cash flows from operating activities:
Net income (loss)	$262	$253	$(129)	$515	$(95)
Adjustments required to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	94	94	106	188	212
Impairment of goodwill and intangible assets	—	—	278	—	278
Restructuring charges and asset impairments	—	7	10	7	19
Unrealized loss (gain) on derivative associated with announced business combination	23	(24)	—	(1)	—
Share-based compensation	42	46	39	88	81
Other	5	(16)	32	(11)	(46)
Net change in operating assets and liabilities	11	12	(112)	23	(209)
Cash provided by operating activities	437	372	224	809	240
Cash flows from investing activities:
Capital expenditures	(65)	(48)	(52)	(113)	(101)
Proceeds from sales and maturities of investments	157	364	158	521	603
Purchases of investments	(161)	(163)	(167)	(324)	(310)
Cash provided by (used in) investing activities	(69)	153	(61)	84	192
Cash flows from financing activities:
Proceeds from common stock issuances and others	63	28	67	91	85
Common stock repurchases	—	—	(100)	—	(148)
Payments of dividends to stockholders	(122)	(120)	(108)	(242)	(216)
Cash used in financing activities	(59)	(92)	(141)	(151)	(279)
Increase in cash and cash equivalents	309	433	22	742	153
Cash and cash equivalents — beginning of period	2,144	1,711	1,523	1,711	1,392
Cash and cash equivalents — end of period	$2,453	$2,144	$1,545	$2,453	$1,545
Supplemental cash flow information:
Cash payments for income taxes	$33	$26	$122	$59	$154
Cash refunds from income taxes	$3	$9	$2	$12	$67
Cash payments for interest	$7	$39	$7	$46	$46

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reportable Segment Results

	Q2 FY2014			Q1 FY2014			Q2 FY2013
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,664	$1,584	$391	$1,569	$1,484	$314	$1,551	$1,291	$283
AGS	537	534	148	597	507	125	481	517	118
Display	340	147	26	79	159	26	195	127	19
EES*	88	88	5	40	40	(11)	39	38	(322)
Corporate	—	—	(183)	—	—	(124)	—	—	(166)
Consolidated	$2,629	$2,353	$387	$2,285	$2,190	$330	$2,266	$1,973	$(68)

* Operating loss for the second quarter of fiscal 2013 included $278 million in goodwill and intangible asset impairment charges

Corporate Unallocated Expenses

(In millions)	Q2 FY2014	Q1 FY2014	Q2 FY2013
Restructuring charges and asset impairments	$—	$7	$4
Share-based compensation	42	46	39
Unrealized loss (gain) on derivative associated with announced business combination	23	(24)	—
Other unallocated expenses	118	95	123
Corporate	$183	$124	$166

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Additional Information

	Q2 FY2014		Q1 FY2014		Q2 FY2013
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
United States	521	370	403	280	398	362
% of Total	20%	16%	18%	13%	18%	18%
Europe	199	156	119	164	173	144
% of Total	7%	7%	5%	7%	8%	7%
Japan	203	215	163	164	191	157
% of Total	8%	9%	7%	8%	8%	8%
Korea	378	351	240	201	259	226
% of Total	14%	15%	11%	9%	11%	12%
Taiwan	660	781	984	705	902	828
% of Total	25%	33%	43%	32%	40%	42%
Southeast Asia	72	52	50	87	67	73
% of Total	3%	2%	2%	4%	3%	4%
China	596	428	326	589	276	183
% of Total	23%	18%	14%	27%	12%	9%

Employees (In thousands)
Regular Full Time	13.7		13.6		13.6

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Six Months Ended
(In millions, except percentages)	April 27, 2014	January 26, 2014	April 28, 2013	April 27, 2014	April 28, 2013
Non-GAAP Adjusted Gross Margin
Reported gross margin - GAAP basis	$1,001	$891	$808	$1,892	$1,390
Certain items associated with acquisitions[1]	39	39	43	78	86
Acquisition integration costs	1	—	1	1	2
Non-GAAP adjusted gross margin	$1,041	$930	$852	$1,971	$1,478
Non-GAAP adjusted gross margin percent (% of net sales)	44.2%	42.5%	43.2%	43.4%	41.7%
Non-GAAP Adjusted Operating Income
Reported operating income (loss) - GAAP basis	$387	$330	$(68)	$717	$(29)
Impairment of goodwill and intangible assets	—	—	278	—	278
Certain items associated with acquisitions[1]	46	45	53	91	107
Acquisition integration costs	10	11	12	21	22
Unrealized loss (gain) on derivative associated with announced business combination	23	(24)	—	(1)	—
Certain items associated with announced business combination[2]	16	11	—	27	—
Restructuring charges and asset impairments[3,4,5]	—	7	10	7	19
Non-GAAP adjusted operating income	$482	$380	$285	$862	$397
Non-GAAP adjusted operating margin percent (% of net sales)	20.5%	17.4%	14.4%	19.0%	11.2%
Non-GAAP Adjusted Net Income
Reported net income (loss) - GAAP basis	$262	$253	$(129)	$515	$(95)
Certain items associated with acquisitions[1]	46	45	53	91	107
Acquisition integration costs	10	11	12	21	22
Unrealized loss (gain) on derivative associated with announced business combination	23	(24)	—	(1)	—
Certain items associated with announced business combination[2]	16	11	—	27	—
Impairment of goodwill and intangible assets	—	—	278	—	278
Restructuring charges and asset impairments[3,4,5]	—	7	10	7	19
Impairment (gain on sale) of strategic investments, net	2	(5)	2	(3)	2
Reinstatement of federal R&D tax credit	—	—	(3)	—	(13)
Resolution of prior years’ income tax filings and other tax items	12	(15)	—	(3)	(11)
Income tax effect of non-GAAP adjustments	(23)	(4)	(24)	(27)	(41)
Non-GAAP adjusted net income	$348	$279	$199	$627	$268

1	These items are incremental charges attributable to completed acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2	These items are incremental charges related to the announced business combination agreement with Tokyo Electron Limited, consisting of acquisition-related and integration costs.

3	Results for the three months ended January 26, 2014 and six months ended April 27, 2014 included employee-related costs of $7 million related to the restructuring program announced on October 3, 2012.

4
Results for the three months ended April 28, 2013 included $4 million of employee-related costs related to the restructuring program announced on October 3, 2012 and restructuring and asset impairment charges of $6 million related to the restructuring program announced on May 10, 2012.

5
Results for the six months ended April 28, 2013 included $8 million of employee-related costs, net, related to the restructuring program announced on October 3, 2012, restructuring and asset impairment charges of $9 million related to the restructuring program announced on May 10, 2012 and employee-related costs of $2 million related to the integration of Varian Semiconductor Equipment Associates, Inc (Varian).

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Six Months Ended
(In millions except per share amounts)	April 27, 2014	January 26, 2014	April 28, 2013	April 27, 2014	April 28, 2013
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings (loss) per diluted share - GAAP basis	$0.21	$0.21	$(0.11)	$0.42	$(0.08)
Impairment of goodwill and intangible assets	—	—	0.22	—	0.22
Certain items associated with acquisitions	0.03	0.03	0.04	0.06	0.07
Acquisition integration costs	0.01	0.01	0.01	0.01	0.02
Unrealized loss (gain) on derivative associated with announced business combination	0.01	(0.01)	—	—	—
Certain items associated with announced business combination	0.01	—	—	0.02	—
Restructuring charges and asset impairments	—	—	—	—	0.01
Reinstatement of federal R&D tax credit and resolution of prior years’ income tax filings and other tax items	0.01	(0.01)	—	—	(0.02)
Non-GAAP adjusted earnings per diluted share	$0.28	$0.23	$0.16	$0.51	$0.22
Weighted average number of diluted shares	1,229	1,225	1,217	1,227	1,216

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Six Months Ended
(In millions, except percentages)	April 27, 2014	January 26, 2014	April 28, 2013	April 27, 2014	April 28, 2013
SSG Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$391	$314	$283	$705	$417
Certain items associated with acquisitions[1]	42	42	45	84	89
Acquisition integration costs	—	1	1	1	2
Restructuring charges and asset impairments[3]	—	—	—	—	1
Non-GAAP adjusted operating income	$433	$357	$329	$790	$509
Non-GAAP adjusted operating margin percent (% of net sales)	27.3%	24.1%	25.5%	25.7%	22.5%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$148	$125	$118	$273	$207
Certain items associated with acquisitions[1]	2	1	1	3	2
Restructuring charges and asset impairments[2,3]	—	—	1	—	2
Non-GAAP adjusted operating income	$150	$126	$120	$276	$211
Non-GAAP adjusted operating margin percent (% of net sales)	28.1%	24.9%	23.2%	26.5%	21.4%
Display Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$26	$26	$19	$52	$22
Certain items associated with acquisitions[1]	—	1	2	1	4
Non-GAAP adjusted operating income	$26	$27	$21	$53	$26
Non-GAAP adjusted operating margin percent (% of net sales)	17.7%	17.0%	16.5%	17.3%	12.1%
EES Non-GAAP Adjusted Operating Income (Loss)
Reported operating income (loss) - GAAP basis	$5	$(11)	$(322)	$(6)	$(376)
Impairment of goodwill and intangible assets	—	—	278	—	278
Certain items associated with acquisitions[1]	2	1	5	3	12
Restructuring charges and asset impairments[2,3]	—	—	5	—	8
Non-GAAP adjusted operating income (loss)	$7	$(10)	$(34)	$(3)	$(78)
Non-GAAP adjusted operating margin percent (% of net sales)	8.0%	(25.0)%	(89.5)%	(2.3)%	(92.9)%

1	These items are incremental charges attributable to completed acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2	Results for the three months ended April 28, 2013 included restructuring and asset impairment charges of $6 million related to the restructuring program announced on May 10, 2012.

3
Results for the six months ended April 28, 2013 included restructuring and asset impairment charges of $9 million related to the restructuring program announced on May 10, 2012 and employee-related costs of $2 million related to the integration of Varian.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED OPERATING EXPENSES

	Three Months Ended
(In millions)	April 27, 2014	January 26, 2014

Operating expenses - GAAP basis	$614	$561
Unrealized gain (loss) on derivative associated with announced business combination	(23)	24
Restructuring charges and asset impairments	—	(7)
Certain items associated with acquisitions	(7)	(6)
Acquisition integration costs	(9)	(11)
Certain items associated with announced business combination	(16)	(11)
Non-GAAP adjusted operating expenses	$559	$550

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	April 27, 2014

Provision for income taxes - GAAP basis (a)	$103
Resolutions of prior years’ income tax filings and other tax items	(12)
Income tax effect of non-GAAP adjustments	23
Non-GAAP adjusted provision for income taxes (b)	$114

Income before income taxes - GAAP basis (c)	$365
Certain items associated with acquisitions	46
Acquisition integration costs	10
Unrealized loss on derivative associated with announced business combination	23
Certain items associated with announced business combination	16
Impairment of strategic investments, net	2
Non-GAAP adjusted income before income taxes (d)	$462

Effective income tax rate - GAAP basis (a/c)	28.2%

Non-GAAP adjusted effective income tax rate (b/d)	24.7%